Exhibit 10.43

 AMENDMENT NO. 2 TO
CONVERTIBLE PROMISSORY NOTES

This Amendment No. 2 to Convertible Promissory Notes is entered into as of August 25, 2009 (this “Amendment”), by and between PureDepth, Inc. (the “Company”) and K One W One Limited (“K1W1”).

RECITALS

WHEREAS, the Company and K1W1 are parties to that certain Convertible Note Purchase Agreement dated as of February 4, 2008 and to that certain Security Agreement dated as of February 4, 2008, in each case as amended by that certain Amendment No. 1 to Convertible Note Purchase Agreement and Security Agreement dated July 4, 2008 and that certain Amendment No. 2 to Convertible Note Purchase Agreement and Security Agreement dated August 12, 2008, pursuant to which the Company has issued certain Convertible Promissory Notes to K1W1 on each of February 4, 2008, March 14, 2008, July 4, 2008 and August 12, 2008, each as amended by that certain Amendment No. 1 to Convertible Promissory Notes dated February 3, 2009 (collectively, the “Notes”).  The parties desire to amend each of the Notes in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           The first paragraph of each Note, commencing with the words “FOR VALUE RECEIVED”, is hereby amended and restated by replacing the words “or converted into Common Stock of the Company pursuant to Section 4(c) below” with the words “or converted into Common Stock of the Company pursuant to Sections 4(c) or 4(d) below”.

2.           The definition of “Maturity Date” as such term appears in each Note is hereby amended and restated to mean June 30, 2011.

3.           Section 4 of each Note is hereby amended and restated by deleting the existing paragraph (c) of Section 4 and replacing it with the following:

"(c)           Conversion on Maturity Date.  On the Maturity Date, all of the principal and accrued interest then outstanding on the Note automatically shall be immediately due and payable in cash, provided that, at Holder’s sole option, all of the principal and accrued interest then outstanding on the Note may be converted into Common Stock of the Company.  The price per share of Common Stock for any such conversion shall be the lower of:

(i)	US$0.15 (as adjusted for any stock splits, stock dividends, recapitalizations and the like with respect to the Common Stock of the Company); or

(ii)
an amount equal to the average of the daily VWAP (the volume-weighted average price) of the Company’s Common Stock over a period of ten (10) trading days prior to the Maturity Date, as quoted on the OTCBB,

(the “Conversion Price upon Maturity Date”)."

4.           Section 4 of each Note is hereby amended and restated by inserting the following as a new paragraph (d) after existing paragraph (c) of Section 4 (Conversion on Maturity Date):

"(d)           Conversion Prior to Maturity Date.  During the period commencing on the date of this Amendment and ending on the date immediately before the Maturity Date, at the Holder's sole option, all of the principal and accrued interest then outstanding under the Note may be converted into Common Stock of the Company.  The price per share of Common Stock for any such conversion shall be equal to the lower of:

(i)	US$0.15 (as adjusted for any stock splits, stock dividends, recapitalizations and the like with respect to the Common Stock of the Company); or

(ii)
an amount equal to the average of the daily VWAP (the volume-weighted average price) of the Company's Common Stock over a period of ten (10) trading days prior to the date of such conversion (the “Prior Conversion Date”), as quoted on the OTCBB,

(the “Conversion Price upon Prior Conversion Date”)."

5.           Section 4 of each Note is hereby further amended and restated by deleting in its entirety existing paragraph (d) of Section 4 (Notice Regarding Maturity Date; Definitive Agreements) and replacing it with a new paragraph (e) as set out below:

"(e)           Notice Regarding Conversion Prior to Maturity Date and/or Maturity Date; Definitive Agreements.  In the event that Holder elects to convert the principal and accrued interest then outstanding under the Note pursuant to Section 4(c) or Section 4(d) above, written notice shall be delivered to the Company prior to the Maturity Date or the Prior Conversion Date(“Conversion Notice”), as applicable, notifying the Company of such election, and the Company shall then provide Holder a written notice on the Maturity Date, with respect to a conversion pursuant to Section 4(c) above, or no later than 3 business days following receipt of any Conversion Notice, with respect to a conversion pursuant to Section 4(d) above, providing the terms of conversion of the Note, including without limitation the Conversion Price upon Maturity Date or the Conversion Price upon Prior Conversion Date, as applicable, the principal and accrued interest then outstanding on the Note, and notice to surrender to the Company, in the manner and at the place designated, the Note.  Notwithstanding the foregoing, the Company shall have no obligation to issue the Common Stock to be issued upon such conversion until and unless the Holder has executed and delivered to the Company the agreements prepared in connection with the conversion, including delivery of the Note (all of which agreements shall be reasonably acceptable in form and substance to Holder), which such condition may be waived by the Company in its sole discretion."

6.           Section 4(e) (Mechanics and Effect of Conversion) of each Note is hereby amended and restated by renumbering that paragraph as paragraph "(f)" and by replacing the words "Section 4(a) or 4(c) above" in that paragraph with the words "Section 4(a), 4(c) or 4(d) above".

7.           Each of the Notes, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of K1W1 under the Notes, as in effect prior to the date hereof.

8.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

COMPANY: PUREDEPTH, INC.

By: /s/ Andrew L. Wood
Name: Andrew L. Wood
Title: Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

K ONE W ONE LIMITED

By:/s/ Brian Mayo-Smith
Name: Brian Mayo-Smith
Title: Director

Address: c/o BDO Spicers 120 Albert Street Auckland, New Zealand